UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation))	(Commission File No.)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, the Board of Directors of First Savings Financial Group, Inc. (the "Company"), at the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, elected Martin A. Padgett to serve as a director of the Company effective March 1, 2017, and to fill the vacancy that will be created on that date when the previously reported retirement of Gerald W. Clapp, Jr. becomes effective. Mr. Padgett has been named to serve on the Audit Committee of the Board of Directors. He currently serves as a director First Savings Bank (the "Bank"), the Company's wholly-owned bank subsidiary.

Item 8.01	Other Events.

On February 15, 2017, the Bank's Board of Directors, at the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, elected Anthony A. Schoen to serve as a director of the Bank effective March 1, 2017, and to fill the vacancy that will be created on that date when Mr. Clapp's retirement becomes effective. He currently serves as Executive Vice President and Chief Financial Officer of the Company and Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: February 17, 2017	By:	/s/ Larry W. Myers
Larry W. Myers
President and Chief Executive Officer